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                                   EXHIBIT 11

                        COMPUTATION OF PER SHARE EARNINGS




                                                                             December 31,
                                                                             ------------
PRIMARY                                                            1995         1994         1993
                                                                   ----         ----         ----
Actual weighted average shares outstanding for the period ...    4,803,461    4,561,154    4,337,086

Dilutive options using the treasury stock method* ...........           --           --           --
                                                                ----------   ----------   ----------

Total shares used in per share calculations .................    4,803,461    4,561,154    4,337,086

Net income ..................................................   $7,358,595   $5,651,749   $6,034,753
                                                                ----------   ----------   ----------

Earnings per share ..........................................   $     1.53   $     1.24   $     1.39
                                                                ==========   ==========   ==========




                                                                            December 31,
                                                                            ------------
 FULLY DILUTIVE                                                    1995         1994         1993
                                                                   ----         ----         ----
Actual weighted average shares outstanding for the period ...    4,803,461    4,561,154    4,337,086
Dilutive options using the treasury  stock method* ..........           --           --           --
                                                                ----------   ----------   ----------

Total shares used in per share calculations .................    4,803,461    4,561,154    4,337,086

Net income ..................................................   $7,358,595   $5,651,749   $6,034,753
                                                                ----------   ----------   ----------
Earnings per share ..........................................   $     1.53   $     1.24   $     1.39
                                                                ==========   ==========   ==========



      * The dilutive effect of stock options is less than 3% in the aggregate, hence has not been included in the calculations.




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